Transition and Separation Agreement
This Transition and Separation Agreement (this “Agreement”) is entered into as of March 28, 2014 (the “Effective Date”), by Amanda Martinez (the “Executive”), on the one hand, and Annie’s, Inc. (the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”).
1.Resignation. The Executive hereby resigns from her position as Executive Vice President, Chief Supply Chain & People Officer and from all other officer positions at the Company and its subsidiaries and affiliates and from any officer position that is held by the Executive at the direction or request of the Company with any other entities, effective as of 11:59 p.m. PT on April 4th, 2014. In addition, the Executive hereby resigns, effective as of 11:59 p.m. PT on April 4th, 2014, from all trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company and its subsidiaries and affiliates. The Executive shall promptly execute and deliver such other documents as the Company shall reasonably request to evidence such resignations.
2.Transition. Executive shall remain an employee of the Company in the position of Executive Vice President, Chief Supply Chain & People Officer through April 4, 2014, or such sooner date as the Executive’s employment may be terminated by the Executive or the Company for any reason (the “Termination Date”), and shall perform such duties and special projects as are assigned by the Chief Executive Officer of the Company. The Company shall not have any obligation to rehire the Executive, nor shall the Company have any obligation to consider her for employment after the Termination Date. The Executive shall not be entitled to receive an annual bonus in respect of the Company’s fiscal 2014 annual cash incentive program.
3.Termination of Employment. If the Executive delivers to the Company an executed Release in the form attached as Exhibit A on the Termination Date (or within five (5) business days thereafter), the Company shall make a one-time termination payment to Executive in the amount of Twelve Thousand Dollars ($12,000), less applicable withholdings (“Termination Payment”). Executive acknowledges that the Termination Payment is valid consideration for Executive’s execution of this Agreement and the covenants and promises set forth herein, as well as Executive’s execution of the Release and Executive’s willingness to assist the Company through April 4, 2014 by providing transition services. The Company shall make the Termination Payment within ten (10) business days of the Company’s receipt of the executed Release from Executive. If the Executive fails to deliver the executed Release on the Termination Date, the Executive shall not be entitled to the Termination Payment.
4.Miscellaneous.

a.Confidentiality; Proprietary Information. Notwithstanding anything herein to the contrary, the Executive shall at all times during and after her employment comply with the terms of the Proprietary Information and Confidentiality Agreement between the Executive and the Company. A true and correct copy of the executed Proprietary Information and Confidentiality Agreement is attached hereto as Exhibit B and incorporated herein by reference.
b.Withholding. The Termination Payment shall be subject to all applicable or required deductions, taxes, and withholdings.
c.Assigns. The terms of this Agreement are binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.
d.Governing Law. This Agreement is, and disputes arising under it are, governed by the laws of the State of California without regard to the principles of conflicts of law that would apply the laws of another jurisdiction.
e.Non-Disparagement. The Executive shall not, directly or indirectly, make or cause to be made, any statement that disparages or is likely to harm the reputation of the Company, any of its affiliates, or any of their respective products, services, officers, directors or employees. The Company agrees to instruct its current board members and named executive officers to refrain from directly or indirectly making or causing to be made any statement that disparages or is likely to harm the reputation of Executive while they are employed by the Company. Truthful statements required to be made by law or in response to legal process shall not violate this section 4(e). Notwithstanding Section 7, the Parties shall be entitled to seek injunctive relief in aid of arbitration to enforce the provisions of this Section 4(e).
f.Non-Solicitation. For a period of one (1) year after the Termination Date, Executive shall not, directly or indirectly, individually or on behalf of any other person, firm, corporation or other entity, solicit, aid or induce any employee of the Company to leave such employment or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with the Company, or take any action to materially assist or aid any other person, firm, corporation or other entity in identifying, hiring or soliciting any such employee.
g.Cooperation. Following the Termination Date, Executive agrees to cooperate fully with the Company, if so requested, with respect to any internal or external investigation or inquiry, as well as any issues, claims or litigation (whether or not currently pending) involving the Company or any of its affiliated entities and its or their employees. Such cooperation may include providing information and assistance and being reasonably available upon reasonable notice to meet with attorneys or representatives of the Company for reasonable time periods in connection with any matter that occurred during your employment in which you were involved or about which you have knowledge. In the event that the assistance requested takes more than a nominal amount of time (that being in excess of 4 hours in any given 12 month period), the Company agrees to pay Executive at a negotiated hourly rate for providing such assistance.
h.Severability. Each provision in this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision is ineffective to the extent of such prohibition or invalidity, without prohibiting or invalidating the remainder of the such provision or the remainder of this Agreement.
i.Entire Agreement; Each Party the Drafter. This Agreement constitutes the entire agreement and complete understanding of the Parties with regard to the matters set forth herein and, except as otherwise set forth in this Agreement, supersedes any and all prior or contemporaneous agreements, understandings, and discussions, whether written or oral, between the parties with regard to such matters. No other promises or agreements are binding unless in writing and signed by each of the parties after the date hereof. Should any provision of this Agreement require interpretation or construction, the entity interpreting or construing this Agreement should not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.
j.Counterparts. This Agreement may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.
k.Filing. This Agreement shall be filed as an exhibit to the Company’s report on Form 8-K to be filed on Monday, March 31, 2014, with respect to the Executive’s resignation.
5.Effective Time of Release. For any Release hereunder to be valid, the Executive must deliver an executed copy of such Release to the Company as provided in Section 6 of this Agreement on the applicable date specified herein.
6.Notices; Payments. All notices or communications hereunder shall be in writing, and shall be addressed as follows (or to such other address as either Party may have furnished to the other in writing by like notice): (a) To the Company: Annie’s, Inc., 1610 Fifth Street, Berkeley, CA 94710, Attn: General Counsel and Secretary, (b) To the Executive at the Executive’s home address in the Company’s records. All such notices or communications shall be conclusively deemed to be delivered (i) if sent by hand delivery, upon receipt, (ii) if sent by overnight courier, one business day after being sent by overnight courier, or (iii) if sent by registered or certified mail, postage prepaid, return receipt requested, on the fifth day after the day on which such notice or correspondence is mailed. The Termination Payment shall be sent to the Executive’s home address in the Company’s records.
7.Dispute Resolution. All claims, disputes, demands, or controversies of any nature whatsoever arising out of, or relating to, this Agreement, or its interpretation, enforcement, breach, performance or execution, the Executive’s employment with the Company, or the termination of such employment, including but not limited to any statutory claims, shall be resolved, to the fullest extent permitted by law, by final, binding and confidential arbitration in San Francisco, California (applying California law) in accordance with the Employment Arbitration Rules and Procedures of the American Arbitration Association then in effect (available at www.adr.org). To the fullest extent permitted by law, any arbitration under this Agreement will take place on an individual basis only; class arbitrations and class actions are not agreed to or permitted under this Agreement. By entering into this Agreement, the Executive and the Company each are waiving the right to participate in a class, collective or representative action for all employment-related disputes, and they specifically waive the right to receive any recovery as a result of such actions. As such, neither party may initiate a proposed class, collective or representative action against the other, nor may they participate in proposed class, collective or representative action (e.g., as a class member) or receive any recovery as a result of such actions. The foregoing shall not bar the Executive from participating in a representative action brought by a governmental agency; provided, that the Executive expressly waives any right to recovery in such action. The Parties shall be permitted to conduct discovery as allowed under the Federal Code of Civil Procedure. The decision of the arbitrator shall be in writing, shall be reasoned, and shall be final and binding upon the parties thereto. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. In connection with any such arbitration and regardless of outcome, each party shall bear its own costs and expenses, including without limitation its own legal fees and expenses, except that the Company shall bear the arbitrator’s fees and costs and any costs in excess of what the Executive would have paid to bring suit in court. Nothing in this Agreement is intended to prevent either the Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any arbitration.

Dated: March 28, 2014	/s/ Amanda Martinez
Amanda Martinez

Dated: March 28, 2014	/s/ John M. Foraker
John M. Foraker Chief Executive Officer
Annie’s, Inc.

EXHIBIT A

GENERAL RELEASE AND WAIVER

This General Release and Waiver (this “Release”) is entered into as of April ___ 2014, by Amanda Martinez (the “Executive”), on the one hand, and Annie’s, Inc. (the “Company”), on the other hand (the Executive and the Company are referred to collectively as the “Parties”). Capitalized terms used but not defined herein shall have the same meaning as set forth in the Transition and Separation Agreement between the Executive and the Company entered into as of March 28, 2014 (the “Separation Agreement”).
1.General Release and Waiver. In consideration of receipt of the Termination Payment referenced in the Separation Agreement, and for other good and valuable consideration, the Executive, for herself and for her heirs, executors, administrators, trustees and legal representatives, and their respective successors and assigns (collectively, the “Releasors”), hereby releases, remises, and acquits the Company and its subsidiaries and affiliates and all of their respective past, present and future parent entities, subsidiaries, divisions, affiliates and related business entities, any of their respective assets, employee benefit plans or funds, or past, present or future directors, officers, fiduciaries, agents, trustees, administrators, managers, supervisors, shareholders, investors, employees, legal representatives, agents or counsel, and their respective successors and assigns, whether acting on behalf of the Company or its subsidiaries or affiliates or, in their individual capacities (collectively, the “Releasees” and each a “Releasee”) from any and all claims, known or unknown, which the Releasors have or may have against any Releasee arising on or prior to the date that the Executive executes this Release, and any and all liability which any such Releasee may have to the Releasors, whether denominated claims, demands, causes of action, obligations, damages or liabilities arising from any and all bases, however denominated, including but not limited to (a) the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964, the Civil Rights Act of 1991, Section 1981 of the Civil Rights Act of 1866, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act, the Immigration Reform and Control Act of 1986, the Employee Retirement Income Security Act of 1974, (excluding claims for accrued, vested benefits under any employee benefit or pension plan of the Company, subject to the terms and conditions of such plan and applicable law), the Uniform Trade Secrets Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the California Fair Employment and Housing Act, the Unruh Civil Rights Act, the California Family Rights Act, and the California Labor, Government, and Business and Professions Codes, all as amended; (b) any and all claims arising from or relating to, as applicable, the Executive’s service as an officer of the Company or any of its subsidiaries or affiliates and the termination or resignation of such officer positions, or the Executive’s employment with the Company or the termination of such employment; (c) all claims related to Executive’s compensation or benefits from the Company or the Releasees, including salary, bonuses, commissions, vacation pay, leave pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company or the Releasees; (d) all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; (e) all tort claims, including claims for fraud, defamation, privacy rights, emotional distress, and discharge in violation of public policy and all other claims under common law; and (f) all federal, state and local statutory or constitutional claims, including claims for compensation, discrimination, harassment, whistleblower protection, retaliation, attorneys’ fees, costs, disbursements, or other claims (referred to collectively as the “Released Claims”).
The Executive expressly waives all rights afforded by Section 1542 of the Civil Code of the State of California, which states as follows:
“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”
Executive understands the significance of Executive’s release of unknown claims and waiver of statutory protection against a release of unknown claims. Executive expressly assumes the risk of such unknown and unanticipated claims and agrees that this Release applies to all Released Claims, whether known, unknown or unanticipated.
Notwithstanding the foregoing, this Release does not release claims that cannot be released as a matter of law, or the right to file a charge with or participate in a charge by the Equal Employment Opportunity Commission (“EEOC”), or any other local, state, or federal administrative body or government agency that is authorized to enforce or administer laws related to employment, against the Company. However, by executing this Release, the Executive hereby waives the right to monetary recovery, no matter how denominated, including, but not limited to, wages, back pay, front pay, compensatory damages or punitive damages, in any proceeding the Executive may bring before the EEOC or any state human rights commission or in any proceeding brought by the EEOC or any state human rights commission on the Executive’s behalf.
In addition, this Release shall not apply to: (a) the Executive’s rights under California Labor Code Section 2802 or any written agreement between the Executive and the Company that provides for indemnification, the Executive’s rights, if any, to be covered under any applicable insurance policy with respect to any liability the Executive incurred or might incur as an employee, officer or director of the Company, or the Executive’s rights, if any, to indemnification under the by-laws or articles of incorporation of the Company; and (b) any right the Executive may have to obtain contribution as permitted by law in the event of entry of

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judgment against the Executive as a result of any act or failure to act for which the Executive, on the one hand, and Company or any other Releasee, on the other hand, are jointly liable.
2.Acknowledgement of Payments Provided. The Termination Payment (the “Consideration”) exceeds any wages, payment, insurance, benefit, or other thing of value to which the Executive otherwise is entitled under any policy, plan or procedure of the Company or any other agreement between the Executive and the Company, but for this Release. The Company has paid Executive’s final wages (including any accrued, unused Paid Time Off) and all other accrued benefits in full and that Executive has submitted and been reimbursed in full for all reasonable and necessary business expenses incurred through the Termination Date. Executive therefore acknowledges, understands and agrees that she has been compensated by the Company in full for all wages and other pay earned and accrued by her through the Termination Date and that no other wages, bonuses, vacation pay, reimbursable expenses or other payments or compensation of any kind whatsoever are owed to Executive or will be paid to her by the Company. Executive further acknowledges, understands and agrees that except for the Termination Payment, she is not eligible to receive and will not receive any other separation or severance compensation or benefits from the Company in connection with her employment, the termination of her employment or her executing the Separation Agreement and/or this Release.
3.No Claims. Executive represents that there are no claims or actions currently filed or pending relating to the subject matter of the Release, the Separation Agreement or any Released Claims. Executive shall not file or permit to be filed on the Executive’s behalf any such claims or actions. Executive hereby requests all administrative agencies having jurisdiction over employment and labor law matters and courts to honor Executive’s release of claims under this Release. Should the Company ever request Executive to execute any administrative dismissal forms, Executive shall immediately execute the form and return it to the Company. Should Executive file any claim or action relating to the subject matter of this Release, the Separation Agreement or any Released Claims, such filing shall be considered an intentional breach of the Release and Executive will be liable for the Company’s damages and costs, including without limitation, the amount of any Termination Payments paid to the Executive, and in addition the Company will retain the right to pursue any other remedy available to it under law and equity. Executive further represents that Executive has not failed to report any work-related occupational injuries or diseases arising out of or in the course of employment with the Company.
4.No Admission. This Release does not constitute an admission of liability or wrongdoing of any kind by the Company or any other Releasee. This Release is not intended, and shall not be construed, as an admission that any Releasee has violated any federal, state or local law (statutory or decisional), ordinance or regulation, breached any contract or committed any wrong whatsoever against any Releasor.

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5.Miscellaneous. This Release will be construed and enforced in accordance with the laws of the State of California without regard to the principles of conflicts of law. If any provision of this Release is held by a court of competent jurisdiction to be illegal, void or unenforceable, such provision shall have no effect; however, the remaining provisions will be enforced to the maximum extent possible. Should any provision of this Release require interpretation or construction, it is agreed by the Parties that the entity interpreting or constructing this Release shall not apply a presumption against one party by reason of the rule of construction that a document is to be construed more strictly against the Party who prepared the document. The Parties agree to bear their own attorneys’ fees and costs with respect to this Release.
6.Knowing and Voluntary Waiver. Executive acknowledges that she: (a) has carefully read this Release in its entirety; (b) had a reasonable opportunity to consider it; (c) is hereby advised by the Company in writing to consult with an attorney of her choosing in connection with this Release; (d) fully understands the significance of all of the terms and conditions of this Release and has discussed them with her independent legal counsel, or had a reasonable opportunity to do so; (e) has had answered to her satisfaction any questions she has asked with regard to the meaning and significance of any of the provisions of this Release and has not relied on any statements or explanations made by any Releasee or their counsel; and (f) is signing this Release voluntarily and of her own free will and agrees to abide by all the terms and conditions contained herein.
7.Return of Company Property. Executive represents that she has made a diligent search for any Company property in her possession or control and that she has returned all such property to the Company.
8.Counterparts. This Release may be signed in multiple counterparts, each of which shall be deemed an original. Any executed counterpart returned by facsimile or electronic transmission shall be deemed an original executed counterpart.

Dated:
Amanda Martinez

Dated:
John M. Foraker Chief Executive Officer
Annie’s, Inc.

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